UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015 (October 20, 2015)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer

On October 21, 2015, CIT Group Inc. (“CIT” or the “Company”) announced that John A. Thain, Chairman and Chief Executive Officer of the Company, advised the Company that he will be retiring as Chief Executive Officer of the Company on March 31, 2016. Mr. Thain continues to serve as Chairman of the Board of Directors. Due to his prior service as an executive officer, Mr. Thain will not be considered an independent director.

On October 21, 2015, CIT announced that its Board of Directors (the “Board”) appointed Ellen R. Alemany as Vice Chairman of the Company, effective November 1, 2015. The Board has designated Ms. Alemany to succeed John A. Thain as Chief Executive Officer of the Company and Chairman of the Board of Directors of CIT Bank, N.A., effective April 1, 2015. Ms. Alemany will continue to serve as a Director of the Company, but she will no longer be an independent director and, as a result, she has resigned from the Audit Committee.

Ms. Alemany has served as a director of CIT since January 2014 and has been a member of the Audit and Regulatory Compliance Committees. She is also a member of the CIT Bank, N.A. Board of Directors. Ms. Alemany is the former Head of The Royal Bank of Scotland (“RBS”) Americas, the management structure that oversees The Royal Bank of Scotland’s businesses in the Americas, and Chairman and Chief Executive Officer of RBS Citizens Financial Group, Inc., an RBS subsidiary. Ms. Alemany retired from RBS in September 2013. She joined RBS as the Head of RBS Americas in June 2007, and was named to the additional role of Chief Executive Officer of RBS Citizens Financial Group, Inc., a bank holding company, in March 2008. She was also appointed the Chairman of RBS Citizens Financial Group, Inc. in March 2009. Prior to RBS Americas, Ms. Alemany was a senior officer with Citigroup, where she served as the Chief Executive Officer for Global Transaction Services from February 2006 until April 2007, Executive Vice President for the Commercial Business Group from March 2003 until January 2006, President and Chief Executive Officer of CitiCapital from September 2001 until January 2006, and she held a number of executive positions in Citigroup’s Global Corporate Bank, including Customer Group Executive of North American markets, Global Industry Head of Media and Communications, U.S. industry Head of Consumer Products, and Executive Vice President of Citibank and Customer Group Executive for the Global Relationship Bank in Europe, based in London. Ms. Alemany has served on the Board of Directors of Automatic Data Processing, Inc. since 2011 and the Board of Fidelity National Information Services, Inc. since July 2014. She received her MBA in finance from Fordham University.

Ms. Alemany will receive an initial cash salary at an annual rate of $800,000 and will have a target short-term incentive opportunity of $200,000 for the final two months of 2015. For performance year 2016, she will have a total target compensation opportunity, consisting of annualized base salary, a target short-term incentive opportunity, and a target long-term incentive opportunity, equal to $6,500,000. The total target compensation opportunity will be allocated among cash and equity awards in the manner determined by the Board, provided that her annualized base salary will not be less than $800,000. Ms. Alemany will also receive a one-time equity award of $2,700,000 in the form of Restricted Stock Units, which will vest pro rata on each of March 8, 2016, March 8, 2017, and March 8, 2018, to compensate her for equity awards from a prior employer that she will forfeit. Ms. Alemany is also entitled to benefits consistent with senior executives of CIT and reimbursement of reasonable business expenses, except that for purposes of the CIT severance plan, her severance bonus will be calculated as a pro rata portion of her short-term and long-term incentive targets, rather than only her short-term incentive targets.

Vice Chairman

On October 21, 2015, CIT announced that Steven Mnuchin, Vice Chairman of the Company and Chairman of CIT Bank, N.A. (the “Bank”), will cease to be an officer of the Company and the Bank, effective March 31, 2016. Subject to compliance with the terms of his Retention Letter Agreement with the Company, dated July 21, 2014, which was filed as Exhibit 10.2 to Form 8-K filed July 25, 2014, Mr. Mnuchin will be entitled to certain compensation in connection with the termination of his services.

Chief Financial Officer

On October 21, 2015, CIT also announced that the Board appointed CIT Corporate Controller Carol Hayles as Executive Vice President and Chief Financial Officer, effective November 1, 2015, to replace Scott T. Parker, who the Company previously announced is resigning.

Ms. Hayles has served as CIT’s Executive Vice President and Corporate Controller since July 2010, with responsibility for the Company’s accounting functions, SEC and regulatory reporting, and the associated controls activities. Prior to CIT, she spent 24 years at Citigroup Inc., where she served most recently as Deputy Controller, leading the SEC and regulatory reporting functions. Before this, she held various leadership positions in Finance, including Senior Analyst in Investor Relations, Chief Financial Officer of Citibank’s e-Business, CFO of Citigroup’s Global Relationship Bank, and CFO of Citibank Canada. Ms. Hayles started her career with Price Waterhouse in Toronto, Canada. She received her BBA from York University.

Ms. Hayles’ annual cash salary will be increased to an annual rate of $600,000. Ms. Hayles is also entitled to benefits consistent with senior executives of CIT and reimbursement of reasonable business expenses.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

Strategic Initiatives

On October 21, 2015, CIT issued a press release announcing that it is exploring strategic alternatives for CIT’s Commercial Air business and the sale of its Equipment Finance businesses in Canada and China. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information included in Exhibit 99.1 shall be considered furnished, not filed, for purposes of the Securities Exchange Act of 1934, as amended.

Section 8 – Other Events

Item 8.01. Other Events.

Dividend

On October 21, 2015, CIT issued a press release announcing that the Board declared a quarterly cash dividend in the amount of $0.15 per common share, payable on November 30, 2015 to shareholders of record on November 13, 2015. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1	Press Release of CIT Group Inc., dated October 21, 2015, announcing that it is exploring certain strategic initiatives.

99.2	Press Release of CIT Group Inc., dated October 21, 2015, announcing its quarterly dividend.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Robert J. Ingato
Robert J. Ingato
Executive Vice President,
General Counsel & Secretary

Dated: October 23, 2015